Exhibit 4.2

Execution Version

BROADCOM INC.

and

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

SUPPLEMENTAL INDENTURE NO. 5

Dated as of September 29, 2025

to

INDENTURE

Dated as of July 12, 2024

Relating to

4.200% Senior Notes due 2030

4.800% Senior Notes due 2036

4.900% Senior Notes due 2038

TABLE OF CONTENTS

		Page
ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01	References	1
Section 1.02	Definitions	2

ARTICLE TWO

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.01	Designation and Principal Amount	4
Section 2.02	Maturity	4
Section 2.03	Form and Payment	4
Section 2.04	Depositary	5
Section 2.05	Transfer and Exchange.	5
Section 2.06	Interest	7
Section 2.07	Other Terms and Conditions	8

ARTICLE THREE

REDEMPTION

Section 3.01	Optional Redemption of the Notes	8
Section 3.02	[Reserved]	9
Section 3.03	Additional Redemption Provisions	9

ARTICLE FOUR

[RESERVED]

ARTICLE FIVE

[RESERVED]

ARTICLE SIX

MISCELLANEOUS

Section 6.01	Application of Fifth Supplemental Indenture	10
Section 6.02	Trust Indenture Act	10
Section 6.03	Conflict with Base Indenture	10
Section 6.04	Governing Law; Waiver of Trial by Jury; Submission to Jurisdiction	10
Section 6.05	Successors	11
Section 6.06	Counterparts	11
Section 6.07	Trustee Disclaimer	11

Exhibit A	Form of Note

-i-

SUPPLEMENTAL INDENTURE NO. 5

SUPPLEMENTAL INDENTURE NO. 5, dated as of September 29, 2025 (this “Fifth Supplemental Indenture”), between Broadcom Inc. (the “Company”), a Delaware corporation, and Wilmington Trust, National Association, as trustee (the “Trustee”), to the Base Indenture (as defined below).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of July 12, 2024 (the “Base Indenture” and, together with this Fifth Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of its notes and other evidences of debt securities, to be issued in one or more series as therein provided;

WHEREAS, pursuant to the terms of the Base Indenture, on the date hereof, the Company desires to provide for the establishment of three new series of notes to be known as its 4.200% Senior Notes due 2030 (the “2030 Notes”), 4.800% Senior Notes due 2036 (the “2036 Notes”) and 4.900% Senior Notes due 2038 (the “2038 Notes” and, together with the 2030 Notes and the 2036 Notes, the “Notes”), the form and substance of such notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and herein;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Fifth Supplemental Indenture have been met; and

WHEREAS, the Company has requested and hereby requests that the Trustee join with it in the execution and delivery of this Fifth Supplemental Indenture, and all acts and requirements necessary to make this Fifth Supplemental Indenture a legal, valid and binding agreement of the parties, in accordance with its terms, and a valid supplement to, the Base Indenture with respect to the Notes have been done and performed.

WITNESSETH:

NOW, THEREFORE, for and in consideration of the premises contained herein, each party agrees for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes, as follows:

Article One

Definitions and Other Provisions of General Application

Section 1.01 References. Capitalized terms used but not defined in this Fifth Supplemental Indenture shall have the meanings ascribed to them in the Base Indenture. References in this Fifth Supplemental Indenture to article and section numbers shall be deemed to be references to article and section numbers of this Fifth Supplemental Indenture unless otherwise specified.

Section 1.02 Definitions. For purposes of this Fifth Supplemental Indenture, the following terms have the meanings ascribed to them as follows:

“2030 Notes” has the meaning provided in the Recitals.

“2036 Notes” has the meaning provided in the Recitals.

“2038 Notes” has the meaning provided in the Recitals.

“Additional Notes” means any additional Notes that may be issued from time to time pursuant to Section 301 of the Base Indenture.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer, or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such payment, tender, redemption, transfer or exchange.

“Base Indenture” has the meaning provided in the Recitals.

“Company” has the meaning provided in the Preamble.

“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Definitive Note” means a certificated Note issued pursuant to the Indenture that does not include the Global Notes legend.

“Depositary” means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

“Fifth Supplemental Indenture” has the meaning provided in the Preamble.

“Global Note” means one or more Notes that are Global Securities.

“Indenture” has the meaning provided in the Recitals.

“Interest Payment Date” has the meaning provided in Section 2.06.

“Notes” has the meaning provided in the Recitals. For the avoidance of doubt, “Notes” shall include any Additional Notes issued pursuant to Section 301 of the Base Indenture, unless the context provides otherwise.

“Par Call Date” means (i) September 15, 2030, in the case of the 2030 Notes, (ii) November 15, 2035, in the case of the 2036 Notes and (iii) November 15, 2037, in the case of the 2038 Notes.

“Treasury Rate” means, with respect to any Redemption Date pursuant to Section 3.01, the yield determined by the Company in accordance with the following two clauses:

(a) The Treasury Rate applicable to a series of Notes shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding such Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause (a), the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from such Redemption Date.

(b) If on the third Business Day preceding such Redemption Date H.15 TCM or any successor designation or publication is no longer published, the Company shall calculate the applicable Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date, and one with a maturity date following the applicable Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this clause (b), the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning provided in the Preamble.

Article Two

General Terms and Conditions of the Notes

Section 2.01 Designation and Principal Amount.

(a) There are hereby authorized and designated three series of Notes: the 2030 Notes, the 2036 Notes and the 2038 Notes. The Notes may be authenticated and delivered under the Indenture in an unlimited aggregate principal amount. The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $1,000,000,000 2030 Notes, $2,250,000,000 2036 Notes and $1,750,000,000 2038 Notes. The amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Section 303 of the Base Indenture. The Notes are unsecured and shall rank equally with the Company’s other unsecured and unsubordinated indebtedness.

Section 2.02 Maturity. Unless an earlier redemption has occurred, the principal amount of the Notes shall mature and be due and payable on October 15, 2030 (in the case of the 2030 Notes), February 15, 2036 (in the case of the 2036 Notes) and February 15, 2038 (in the case of the 2038 Notes). Such maturity dates for the applicable series of Notes are the “Stated Maturity” for such series of Notes.

Section 2.03 Form and Payment.

(a) The Notes shall be issued initially in the form of one or more Global Notes in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b) The Notes (other than, with respect to any Additional Notes, changes relating to the issue date, the public offering price, the payment of interest accruing prior to the issue date or the first Interest Payment Date of such Additional Notes) and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the form of Exhibit A, which form is hereby incorporated in and made a part of this Fifth Supplemental Indenture.

(c) The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Fifth Supplemental Indenture, and the Company and the Trustee, by their execution and delivery of this Fifth Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. Payments of principal, premium, if any, and/or interest, if any, on the Global Notes shall be made to the Depositary.

(d) Each Global Note shall represent such of the Outstanding Notes as shall be specified in the “Schedule of Exchanges of Notes” attached thereto and shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be reduced or increased to reflect redemptions, repurchases, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder of such Notes in accordance with the Indenture.

Section 2.04 Depositary.

(a) A Global Note deposited with the Depositary or with the Custodian may be transferred to the beneficial owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.05 below and (i) the Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note, (B) defaults in the performance of its duties as Depositary, or (C) has ceased to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as depositary, in each case, unless the Company has approved a successor Depositary within 90 days after receipt of such notice or after it has become aware of such default or cessation or (ii) the Company in its sole discretion determines, subject to the procedures of the Depositary, that such Global Note will be so exchangeable or transferable.

(b) Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.04 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.04 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.

(c) At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be appropriately reduced or increased, and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction or increase.

Section 2.05 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Security Registrar with a written request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(b) Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Security Registrar, together with:

(i) a certification from the transferor in the form provided on the reverse side of the Form of Note attached as Exhibit A to this Fifth Supplemental Indenture for exchange or registration of transfers and, as applicable, delivery of such legal opinions, certifications and other information as may be requested pursuant thereto; and

(ii) written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If the applicable Global Note is not then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company, a new applicable Global Note in the appropriate principal amount.

(c) Transfer and Exchange of Global Notes.

(i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with the Indenture and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note, or another Global Note, and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Section 2.05, a Global Note may not be transferred except as a whole and not in part if the transfer is by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Section 2.06 Interest.

The Company shall pay interest on the 2030 Notes in arrears on April 15 and October 15 of each year, with the first payment on April 15, 2026, to the Persons in whose names such 2030 Notes are registered at the close of business on April 1 and October 1, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date. The Company shall pay interest on the 2036 Notes in arrears on February 15 and August 15 of each year, with the first payment on February 15, 2026, to the Persons in whose names such 2036 Notes are registered at the close of business on February 1 and August 1, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date. The Company shall pay interest on the 2038 Notes in arrears on February 15 and August 15 of each year, with the first payment on February 15, 2026, to the Persons in whose names such 2038 Notes are registered at the close of business on February 1 and August 1, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date. Such interest payment dates and record dates for the applicable series of Notes are the “Interest Payment Dates” and “Regular Record Dates,” respectively, for such series of Notes.

In each case, interest payable on the Stated Maturity of the Notes or any Redemption Date of the Notes shall be payable to the Person to whom the principal of such Notes shall be payable. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall make payments of principal, premium, if any, interest and Additional Amounts, if any, through the Trustee to the Depositary.

Interest payable on any Interest Payment Date, Redemption Date or the Stated Maturity shall be the amount of interest accrued from, and including, the next preceding Interest Payment Date in respect of which interest has been paid or duly provided for (or from and including the original issue date, if no interest has been paid or duly provided for with respect to the applicable series of Notes) to, but excluding, such Interest Payment Date, Redemption Date or the Stated Maturity, as the case may be. If any Interest Payment Date falls on a day that is not a Business Day, the interest payment will be made on the next succeeding day that is a Business Day, but no additional interest will accrue as a result of the delay in payment. If the Stated Maturity or any Redemption Date of the Notes falls on a day that is not a Business Day, the related payment of principal, premium, if any, interest and Additional Amounts, if any, will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.

Section 2.07 Other Terms and Conditions.

(a) The Notes are not subject to or entitled to the benefit of any sinking fund.

(b) The Defeasance and Covenant Defeasance provisions of Article Fourteen of the Base Indenture will apply to the Notes and the covenants set forth in Article Four of this Fifth Supplemental Indenture shall be subject to the provisions of Section 1403 of the Base Indenture. The provisions of Article Four of the Base Indenture will apply to the Notes.

(c) The Notes will be subject to the Events of Default provided in Section 501 of the Base Indenture.

(d) The Trustee will initially be the Security Registrar and Paying Agent for the Notes.

(e) The Notes will be subject to the covenants provided in Article Ten of the Base Indenture, as supplemented by Article Four of this Fifth Supplemental Indenture.

(f) The Place of Payment for the Notes, and the place where notices and demand to or upon the Company in respect of the Notes and the Indenture may be served, shall be the Corporate Trust Office of the Trustee, which office at the date hereof is located at Wilmington Trust, National Association, 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Broadcom Inc. Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company); provided, that no office of the Trustee shall be an office or agency of the Company for purposes of service of legal process on the Company.

Article Three

Redemption

Section 3.01 Optional Redemption of the Notes.

(a) Prior to the Par Call Date applicable to a series of Notes, the Company may redeem the Notes of such series at its option, in whole or in part, at any time and from time to time, at a Redemption Price calculated by the Company (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of

(i) (A) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (1) 10 basis points (in the case of the 2030 Notes), (2) 15 basis points (in the case of the 2036 Notes) or (3) 15 basis points (in the case of the 2038 Notes) less (B) interest accrued to the Redemption Date, and

(ii) 100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the Redemption Date.

(b) On or after the Par Call Date applicable to a series of Notes, the Company may redeem the Notes of such series at its option, in whole or in part, at any time and from time to time, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable Redemption Date.

(c) Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

(d) In the case of a partial redemption, selection of the Notes for redemption will be made by lot or by such other method the Trustee considers fair and appropriate (and, for book-entry Notes subject to redemption, in accordance with the Applicable Procedures). No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by the Depositary, the redemption of the Notes shall be done in accordance with the Applicable Procedures.

(e) The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error. The Trustee shall have no duty to determine, or verify the calculation of, the Redemption Price.

Section 3.02 [Reserved].

Section 3.03 Additional Redemption Provisions.

(a) Subject to Section 6.03 of this Fifth Supplemental Indenture, the provisions of Article Eleven of the Base Indenture, as supplemented by the provisions of this Fifth Supplemental Indenture, shall apply to the Notes.

Article Four

[Reserved]

Article Five

[Reserved]

Article Six

Miscellaneous

Section 6.01 Application of Fifth Supplemental Indenture. The Base Indenture, as supplemented by this Fifth Supplemental Indenture, is in all respects ratified and confirmed and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Fifth Supplemental Indenture as fully and with like effect as if set forth herein in full. This Fifth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.02 Trust Indenture Act. To the extent the Trust Indenture Act applies to the Indenture or any Notes, if any provision of the Indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required thereunder to be a part of and govern the Indenture, the latter provision shall control. To the extent the Trust Indenture Act applies to the Indenture or any Notes, if any provision of the Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to the Indenture as so modified or to be excluded, as the case may be.

Section 6.03 Conflict with Base Indenture. To the extent not expressly amended or modified by this Fifth Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this Fifth Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this Fifth Supplemental Indenture shall control.

Section 6.04 Governing Law; Waiver of Trial by Jury; Submission to Jurisdiction. THIS FIFTH SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Each of the Company, the Trustee and the Holders by its acceptance of the Notes irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Fifth Supplemental Indenture or the transactions contemplated hereby.

Each of the Company, the Holders and the Trustee hereby irrevocably submits to the exclusive jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this Fifth Supplemental Indenture and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts, and waives any objection it may have under law to such courts and jurisdiction as proper venue in connection with any such suit, action or proceeding.

Section 6.05 Successors. All agreements of the Company in the Base Indenture, this Fifth Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this Fifth Supplemental Indenture shall bind its successors.

Section 6.06 Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by PDF transmission will constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by email transmission with PDF attachment will be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Fifth Supplemental Indenture shall include images of manually executed signatures transmitted by electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code; provided, that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signature in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 6.07 Trustee Disclaimer. The Trustee makes no representation as to the validity, adequacy or sufficiency of this Fifth Supplemental Indenture and the Notes other than as to the validity of the execution and delivery of the Fifth Supplemental Indenture by the Trustee and the authentication of the Notes by the Trustee or any Authenticating Agent. The recitals and statements herein and in the Notes are deemed to be those of the Company and not of the Trustee and the Trustee assumes no responsibility for the same and the Trustee does not make any representation with respect to such matters. The Trustee or any Authenticating Agent shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties to this Fifth Supplemental Indenture have caused it to be duly executed as of the day and year first above written.

BROADCOM INC.

By:	/s/ Kirsten M. Spears
Name:	Kirsten M. Spears
Title:	Chief Financial Officer and Chief Accounting Officer

[Signature Page to Fifth Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Sarah Vilhauer
Name:	Sarah Vilhauer
Title:	Vice President

[Signature Page to Fifth Supplemental Indenture]

Exhibit A

FORM OF NOTE

INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

BROADCOM INC.

4.200% Senior Notes due 2030

No. _____	CUSIP No.: 11135F CW9 ISIN No.: US11135FCW95 $[ ]

BROADCOM INC., a Delaware corporation (the “Company”), for value received promises to pay to _________ or registered assigns, the principal sum of _________ DOLLARS on October 15, 2030 (the “Stated Maturity”).

Interest Payment Dates: April 15 and October 15 (each, an “Interest Payment Date”), commencing on April 15, 2026, and upon the Stated Maturity.

Interest Record Dates: April 1 and October 1 (each, a “Regular Record Date”).

Reference is made to the further provisions of this 2030 Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this 2030 Note to be duly executed.

Dated:

BROADCOM INC.

By:
Name:
Title:

[Signature Page to 2030 Note]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Signature Page to 2030 Note]

(REVERSE OF NOTE)

BROADCOM INC.

4.200% Senior Notes due 2030

1.	Interest.

Broadcom Inc. (the “Company”) promises to pay interest on the principal amount of this 2030 Note at the rate per annum set forth above. The Company shall pay interest on the 2030 Notes in arrears on April 15 and October 15 of each year, with the first payment on April 15, 2026, to the Persons in whose names such 2030 Note is registered at the close of business on April 1 and October 1, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date. In each case, interest payable on the Stated Maturity of the 2030 Notes or any Redemption Date of the 2030 Notes shall be payable to the Person to whom the principal of such 2030 Note shall be payable. Interest on the 2030 Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall make payments of principal, premium, if any, interest and Additional Amounts, if any, through the Trustee to the Depositary.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the 2030 Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.

2.	Paying Agent.

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

3.	Indenture; Defined Terms.

This 2030 Note is one of the 4.200% Senior Notes due 2030 (the “2030 Notes”) issued under the Indenture, dated as of July 12, 2024 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as supplemented by the Supplemental Indenture No. 5, dated as of September 29, 2025, the “Indenture”), by and between the Company and the Trustee, as trustee. This 2030 Note is a “Security” and the 2030 Notes are “Securities” under the Indenture.

For purposes of this 2030 Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the 2030 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Notwithstanding anything to the contrary herein, the 2030 Notes are subject to all such terms, and Holders of 2030 Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. To the extent the terms of the Indenture and this 2030 Note are inconsistent, the terms of the Indenture shall govern.

4.	Denominations; Transfer; Exchange.

The 2030 Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of 2030 Notes in accordance with the Indenture. The Company or the Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.

5.	Amendment; Modification; Waiver.

Subject to certain exceptions, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture or amendment (treated as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture and/or amendments to any related guarantee agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any such guarantee agreement or of modifying in any manner the rights of the Holders of Securities of such series under the Indenture or any such guarantee agreement or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or any such guarantee agreement. Without the consent of any Holders, when authorized by a Board Resolution, the Company and the Trustee, at any time and from time to time, may supplement the Indenture or the 2030 Notes to, among other things, cure any ambiguity, or correct or supplement any provision therein which may be defective or inconsistent with any other provision therein.

6.	Optional Redemption.

The 2030 Notes are subject to optional redemption as further described in the Indenture. There is no sinking fund applicable to the 2030 Notes.

7.	Redemption for Taxation Reasons.

In the event of certain developments affecting taxation, the 2030 Notes are subject to optional redemption as further described in the Indenture.

8.	[Reserved].

9.	Defaults and Remedies.

If certain Events of Default with respect to the 2030 Notes occur and are continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding 2030 Notes may declare the principal amount of all the 2030 Notes to be due and immediately payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in principal amount of the Outstanding 2030 Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the 2030 Notes.

10.	Authentication.

This 2030 Note shall not be valid until the Trustee executes the certificate of authentication on this 2030 Note by the manual signature of one of its authorized signatories.

11.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a 2030 Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

12.	CUSIP Numbers.

No representation is made as to the accuracy of CUSIP or ISIN numbers as printed on the 2030 Notes.

13.	Governing Law.

This 2030 Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this 2030 Note, fill in the form below:

I or we assign and transfer this 2030 Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint    agent to transfer this 2030 Note on the books of the Company. The agent may substitute another to act for her.

Date:             Your Signature:

Sign exactly as your name appears on the other side of this 2030 Note.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF 2030 NOTES

The following exchanges of a part of this Global Note for certificated 2030 Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

BROADCOM INC.

4.800% Senior Notes due 2036

No. _____	CUSIP No.: 11135F CY5 ISIN No.: US11135FCY51 $[ ]

BROADCOM INC., a Delaware corporation (the “Company”), for value received promises to pay to _________ or registered assigns, the principal sum of _________ DOLLARS on February 15, 2036 (the “Stated Maturity”).

Interest Payment Dates: February 15 and August 15 (each, an “Interest Payment Date”), commencing on February 15, 2026, and upon the Stated Maturity.

Interest Record Dates: February 1 and August 1 (each, a “Regular Record Date”).

Reference is made to the further provisions of this 2036 Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this 2036 Note to be duly executed.

Dated:

BROADCOM INC.

By:
Name:
Title:

[Signature Page to 2036 Note]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Signature Page to 2036 Note]

(REVERSE OF NOTE)

BROADCOM INC.

4.800% Senior Notes due 2036

1.	Interest.

Broadcom Inc. (the “Company”) promises to pay interest on the principal amount of this 2036 Note at the rate per annum set forth above. The Company shall pay interest on the 2036 Notes in arrears on February 15 and August 15 of each year, with the first payment on February 15, 2026, to the Persons in whose names such 2036 Note is registered at the close of business on February 1 and August 1, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date. In each case, interest payable on the Stated Maturity of the 2036 Notes or any Redemption Date of the 2036 Notes shall be payable to the Person to whom the principal of such 2036 Note shall be payable. Interest on the 2036 Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall make payments of principal, premium, if any, interest and Additional Amounts, if any, through the Trustee to the Depositary.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the 2036 Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.

2.	Paying Agent.

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

3.	Indenture; Defined Terms.

This 2036 Note is one of the 4.800% Senior Notes due 2036 (the “2036 Notes”) issued under the Indenture, dated as of July 12, 2024 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as supplemented by the Supplemental Indenture No. 5, dated as of September 29, 2025, the “Indenture”), by and between the Company and the Trustee, as trustee. This 2036 Note is a “Security” and the 2036 Notes are “Securities” under the Indenture.

For purposes of this 2036 Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the 2036 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Notwithstanding anything to the contrary herein, the 2036 Notes are subject to all such terms, and Holders of 2036 Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. To the extent the terms of the Indenture and this 2036 Note are inconsistent, the terms of the Indenture shall govern.

4.	Denominations; Transfer; Exchange.

The 2036 Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of 2036 Notes in accordance with the Indenture. The Company or the Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.

5.	Amendment; Modification; Waiver.

Subject to certain exceptions, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture or amendment (treated as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture and/or amendments to any related guarantee agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any such guarantee agreement or of modifying in any manner the rights of the Holders of Securities of such series under the Indenture or any such guarantee agreement or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or any such guarantee agreement. Without the consent of any Holders, when authorized by a Board Resolution, the Company and the Trustee, at any time and from time to time, may supplement the Indenture or the 2036 Notes to, among other things, cure any ambiguity, or correct or supplement any provision therein which may be defective or inconsistent with any other provision therein.

6.	Optional Redemption.

The 2036 Notes are subject to optional redemption as further described in the Indenture. There is no sinking fund applicable to the 2036 Notes.

7.	Redemption for Taxation Reasons.

In the event of certain developments affecting taxation, the 2036 Notes are subject to optional redemption as further described in the Indenture.

8.	[Reserved].

9.	Defaults and Remedies.

If certain Events of Default with respect to the 2036 Notes occur and are continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding 2036 Notes may declare the principal amount of all the 2036 Notes to be due and immediately payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in principal amount of the Outstanding 2036 Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the 2036 Notes.

10.	Authentication.

This 2036 Note shall not be valid until the Trustee executes the certificate of authentication on this 2036 Note by the manual signature of one of its authorized signatories.

11.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a 2036 Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

12.	CUSIP Numbers.

No representation is made as to the accuracy of CUSIP or ISIN numbers as printed on the 2036 Notes.

13.	Governing Law.

This 2036 Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this 2036 Note, fill in the form below:

I or we assign and transfer this 2036 Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint     agent to transfer this 2036 Note on the books of the Company. The agent may substitute another to act for her.

Date:  _______________Your Signature: _______________________

Sign exactly as your name appears on the other side of this 2036 Note.

Signature

Signature Guarantee:
Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF 2036 NOTES

The following exchanges of a part of this Global Note for certificated 2036 Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

BROADCOM INC.

4.900% Senior Notes due 2038

No. _____	CUSIP No.: 11135F CX7 ISIN No.: US11135FCX78 $[ ]

BROADCOM INC., a Delaware corporation (the “Company”), for value received promises to pay to _________ or registered assigns, the principal sum of _________ DOLLARS on February 15, 2038 (the “Stated Maturity”).

Interest Payment Dates: February 15 and August 15 (each, an “Interest Payment Date”), commencing on February 15, 2026, and upon the Stated Maturity.

Interest Record Dates: February 1 and August 1 (each, a “Regular Record Date”).

Reference is made to the further provisions of this 2038 Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this 2038 Note to be duly executed.

Dated:

BROADCOM INC.

By:
Name:
Title:

[Signature Page to 2038 Note]

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[Signature Page to 2038 Note]

(REVERSE OF NOTE)

BROADCOM INC.

4.900% Senior Notes due 2038

1.	Interest.

Broadcom Inc. (the “Company”) promises to pay interest on the principal amount of this 2038 Note at the rate per annum set forth above. The Company shall pay interest on the 2038 Notes in arrears on February 15 and August 15 of each year, with the first payment on February 15, 2026, to the Persons in whose names such 2038 Note is registered at the close of business on February 1 and August 1, as the case may be (in each case, whether or not a Business Day), immediately preceding the related Interest Payment Date. In each case, interest payable on the Stated Maturity of the 2038 Notes or any Redemption Date of the 2038 Notes shall be payable to the Person to whom the principal of such 2038 Note shall be payable. Interest on the 2038 Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall make payments of principal, premium, if any, interest and Additional Amounts, if any, through the Trustee to the Depositary.

The Company shall pay interest on overdue principal from time to time on demand at the rate borne by the 2038 Notes and at the same rate on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from the dates such amounts are due until such amounts are paid or made available for payment.

2.	Paying Agent.

Initially, Wilmington Trust, National Association (the “Trustee”) will act as Paying Agent. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

3.	Indenture; Defined Terms.

This 2038 Note is one of the 4.900% Senior Notes due 2038 (the “2038 Notes”) issued under the Indenture, dated as of July 12, 2024 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture” and, as supplemented by the Supplemental Indenture No. 5, dated as of September 29, 2025, the “Indenture”), by and between the Company and the Trustee, as trustee. This 2038 Note is a “Security” and the 2038 Notes are “Securities” under the Indenture.

For purposes of this 2038 Note, unless otherwise defined herein, capitalized terms herein are used as defined in the Indenture. The terms of the 2038 Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Notwithstanding anything to the contrary herein, the 2038 Notes are subject to all such terms, and Holders of 2038 Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. To the extent the terms of the Indenture and this 2038 Note are inconsistent, the terms of the Indenture shall govern.

4.	Denominations; Transfer; Exchange.

The 2038 Notes are in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of 2038 Notes in accordance with the Indenture. The Company or the Securities Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture.

5.	Amendment; Modification; Waiver.

Subject to certain exceptions, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of all series affected by such supplemental indenture or amendment (treated as one class), by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental to the Indenture and/or amendments to any related guarantee agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any such guarantee agreement or of modifying in any manner the rights of the Holders of Securities of such series under the Indenture or any such guarantee agreement or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture or any such guarantee agreement. Without the consent of any Holders, when authorized by a Board Resolution, the Company and the Trustee, at any time and from time to time, may supplement the Indenture or the 2038 Notes to, among other things, cure any ambiguity, or correct or supplement any provision therein which may be defective or inconsistent with any other provision therein.

6.	Optional Redemption.

The 2038 Notes are subject to optional redemption as further described in the Indenture. There is no sinking fund applicable to the 2038 Notes.

7.	Redemption for Taxation Reasons.

In the event of certain developments affecting taxation, the 2038 Notes are subject to optional redemption as further described in the Indenture.

8.	[Reserved].

9.	Defaults and Remedies.

If certain Events of Default with respect to the 2038 Notes occur and are continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding 2038 Notes may declare the principal amount of all the 2038 Notes to be due and immediately payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.

The Indenture permits, subject to certain limitations therein provided, Holders of not less than a majority in principal amount of the Outstanding 2038 Notes to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, with respect to the 2038 Notes.

10.	Authentication.

This 2038 Note shall not be valid until the Trustee executes the certificate of authentication on this 2038 Note by the manual signature of one of its authorized signatories.

11.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a 2038 Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

12.	CUSIP Numbers.

No representation is made as to the accuracy of CUSIP or ISIN numbers as printed on the 2038 Notes.

13.	Governing Law.

This 2038 Note shall be governed by and construed in accordance with the laws of the State of New York.

ASSIGNMENT FORM

To assign this 2038 Note, fill in the form below:

I or we assign and transfer this 2038 Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint     agent to transfer this 2038 Note on the books of the Company. The agent may substitute another to act for her.

Date:  _______________Your Signature: _______________________

Sign exactly as your name appears on the other side of this 2038 Note.

Signature

Signature Guarantee:
Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF 2038 NOTES

The following exchanges of a part of this Global Note for certificated 2038 Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee